Exhibit 10.5

SERVICING SUPPLEMENT

to the

AMENDED AND RESTATED SERVICING AGREEMENT

Dated as of December 1, 2006

among

FORD MOTOR CREDIT COMPANY LLC,
 as Servicer with respect to the Collateral Specified Interests and the 2011-B Reference Pool and as Lender,

CAB EAST HOLDINGS, LLC,
CAB WEST HOLDINGS CORPORATION, and
FCALM HOLDINGS CORPORATION,
as Holders of the Collateral Specified Interest Certificates

and

HTD LEASING LLC,
as Collateral Agent

Dated as of October 1, 2011

i

ii

SERVICING SUPPLEMENT, dated as of October 1, 2011 (this “Servicing Supplement”), to the Amended and Restated Servicing Agreement, dated as of December 1, 2006 (the “Servicing Agreement”) among (i) FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company (“Ford Credit”), as servicer with respect to the Collateral Specified Interests and the 2011-B Reference Pool (in such capacity, the “Servicer”) and as Lender under the Credit and Security Agreement (in such capacity, the “Lender”), (ii) CAB EAST HOLDINGS, LLC, a Delaware limited liability company, CAB WEST HOLDINGS CORPORATION, a Delaware corporation and FCALM HOLDINGS CORPORATION, a Delaware corporation (together the “Holding Companies” and each a “Holding Company”), as Holders of the Collateral Specified Interest Certificates and (iii) HTD Leasing LLC, as collateral agent (in such capacity, the “Collateral Agent”).

BACKGROUND

Section 2.3 of the Servicing Agreement provides that in connection with the issuance of an Exchange Note pursuant to the Credit and Security Agreement (as defined below) and the Exchange Note Supplement (as defined below), the Servicer, the Lender, the Collateral Agent and each Holding Company may enter into a supplement to the Servicing Agreement setting forth the specific rights and duties of the Servicer and the other agreements and undertakings with respect to the administration and servicing of the 2011-B Reference Pool and the 2011-B Exchange Note.

The Series 2011-B Exchange Note will be issued and the 2011-B Reference Pool will be designated, each pursuant to the Credit and Security Agreement and the Exchange Note Supplement.

The parties wish to enter into this Servicing Supplement to set forth the additional duties required of the Servicer with respect to the 2011-B Reference Pool and the 2011-B Exchange Note.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                   Usage and Definitions.  Capitalized terms used but not otherwise defined in this Servicing Supplement are defined in Appendix 1 to the Exchange Note Supplement (the “Exchange Note Supplement”) to the Credit and Security Agreement (as defined below), dated as of October 1, 2011, among CAB East LLC (“CAB East”), as a Borrower, CAB West LLC (“CAB West”), as a Borrower, and FCALM, LLC (“FCALM” and, together with CAB East and CAB West, the “Titling Companies”), as a Borrower, U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, the Collateral Agent, and Ford Credit, as Lender and Servicer.  Capitalized terms used but not otherwise defined in this Servicing Supplement or in Appendix 1 to the Exchange Note Supplement are defined in Appendix A to the Amended and Restated Credit and Security Agreement (the “Credit and Security Agreement”), dated as of December 1, 2006, among the Titling Companies, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent and Ford Credit, as Lender and Servicer, or, if not defined in Appendix A, are defined in the related Titling Company Agreement.  Appendix 1 and Appendix A also contain rules as to usage applicable to this Servicing Supplement and are incorporated by reference into this Servicing Supplement.

ARTICLE II
DESIGNATION

Section 2.1.                                   Designation.  The parties designate the Collateral Leases and Collateral Leased Vehicles listed on Exhibit A to be the “2011-B Reference Pool” and each Collateral Lease and Collateral Leased Vehicle included in the 2011-B Reference Pool to be a “Lease” and a “Leased Vehicle,” respectively.

ARTICLE III
THE SERVICER

Section 3.1.                                   Appointment of Servicer.  Each party acknowledges and agrees that the Servicer under the Servicing Agreement will also act as Servicer under this Servicing Supplement with respect to the 2011-B Reference Pool and the 2011-B Exchange Note and will also act as agent of any Holding Company, as Holder of the related Collateral Specified Interest Certificate in the management and control of the Leases and Leased Vehicles and for all other purposes set forth in this Servicing Supplement and the Servicing Agreement.  Ford Credit accepts such appointments.

Section 3.2.                                   Representations of the Servicer.  The Servicer has made the representations set forth in Section 3.2 of the Servicing Agreement on which the Lender, the Holding Companies and the Collateral Agent have relied, and the 2011-B Exchange Noteholder, in acquiring the 2011-B Exchange Note, will rely.  Such representations are remade as of the Exchange Note Issuance Date and will survive the sale, transfer, assignment and conveyance of the 2011-B Exchange Note to the 2011-B Exchange Noteholder, the Depositor and the Issuer and the pledge of the 2011-B Exchange Note to the Indenture Trustee pursuant to the Indenture.

Section 3.3.                                   Representations and Warranties About the Leases and the Leased Vehicles.  The Servicer represents and warrants to the Depositor and the Issuer as of the date of this Servicing Supplement and the 2011-B Closing Date (except as otherwise specified), which representations and warranties (i) the 2011-B Exchange Noteholder, the Depositor and the Issuer have relied on in acquiring the 2011-B Exchange Note and (ii) will survive the sale of the 2011-B Exchange Note to the 2011-B Exchange Noteholder, the Depositor and the Issuer and the pledge of the 2011-B Exchange Note to the Indenture Trustee pursuant to the Indenture:

(a)                                  New Vehicle.  Each Leased Vehicle was a new automobile or light truck at the beginning of the related Lease; provided, that a Leased Vehicle that has never been titled and has not been driven more than 6,000 miles will be deemed to be a new vehicle for purposes of this representation and warranty.

(b)                                 Certificate of Title.  Each Leased Vehicle was titled in accordance with the related Titling Company Agreement and in a manner acceptable to the relevant Governmental Authority, or the Servicer has commenced procedures that will result in such title.

(c)                                  Security Interest in Lease and Leased Vehicle.  The Collateral Agent has a security interest in each Lease and Leased Vehicle which was validly created and is a perfected, first priority security interest, and is noted as lienholder on the certificate of title for each Leased Vehicle, or the Servicer has commenced procedures that will result in the perfection of a first priority security interest in the related Leased Vehicle, including by notation of the lien on the certificate of title.

(d)                                 Interest in Lease and Leased Vehicle.  Each Lease was entered into by a Dealer located in the United States, as lessor, and a Lessee with a garaging location in an Eligible State, as lessee, and all of the Dealer’s right, title and interest in such Lease and the related Leased Vehicle was validly assigned by such Dealer to a Titling Company qualified to hold such Leased Vehicle.

(e)                                  Origination of Leases.  Each Lease was originated by a Dealer in the ordinary course of its business and has been fully executed by the parties thereto and at the time of its origination, substantially complied with the Servicer’s Credit and Collection Policy.

(f)                                    Total Payments.  Each Lease (other than an Advance Payment Plan Lease) provides for Total Payments that include Base Payments.

(g)                                 Compliance with Law.  Each Lease complied in all material respects at the time it was originated, and as of the date of this Servicing Supplement will comply in all material respects, with all requirements of federal, State and local laws.

(h)                                 Consents, Licenses, Approvals and Authorizations.  All material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Dealer that originated a Lease or the related Titling Company in connection with (i) the origination of such Lease, (ii) the execution, delivery and performance by such Dealer of such Lease and (iii) the acquisition and ownership by the related Titling Company of such Lease and the related Leased Vehicle, had been duly obtained, effected or given and were in full force and effect as of such date of origination or acquisition and remained in full force and effect.

(i)                                     Binding Obligation.  Each Lease is on a form contract that includes rights and remedies allowing the holder to enforce the obligation and realize on the Leased Vehicle and represents the legal, valid and binding payment obligation of the related Lessee, enforceable in all material respects by the holder of the Lease, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles and consumer protection laws.

(j)                                     No Government Lessee.  No Lease is an obligation of the United States of America or any State or local government or from any agency, department, or instrumentality or political subdivision of the United States of America or any State or local government.

(k)                                  No Commercial Lease.  No Lease is a commercial lease contract, master lease contract or fleet vehicle lease contract; provided that no Lease that is a retail lease contract will breach this representation solely because the related Lessee is a commercial lessee.

(l)                                     Leases in Force.  No Lease (i) is a Terminating Lease or a Closed Lease or (ii) has been satisfied, subordinated, rescinded, cancelled or terminated, in whole or in part.

(m)                               No Waiver or Amendments.  No material provision of a Lease (other than the assessment of a security deposit or a Payment Extension Fee or the payment of any other amount that, upon collection, would constitute an Additional Amount, or a default relating to failure by the related Lessee to pay any such amount) has been affirmatively waived or amended, except amendments and modifications that are contained in the Lease Files.

(n)                                 No Extensions.  As of the Cutoff Date, no extensions other than Payment Extensions not exceeding three months in the aggregate under any Lease have been granted.

(o)                                 No Defenses.  To the Servicer’s knowledge, no right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Lease.

(p)                                 No Delinquency or Default.  Except for payments that are not more than 30 days delinquent as of the Cutoff Date, no payment defaults (determined in accordance with the Credit and Collection Policy) exist.

(q)                                 Insurance.  Each Lease requires the lessee to obtain physical damage and liability insurance covering the related Leased Vehicle.

(r)                                    Title.  The applicable Titling Company has good title to each Lease and each Leased Vehicle, free and clear of any Liens other than Permitted Liens.

(s)                                  Valid Assignment.  No Lease was originated in, or is subject to the laws of, any jurisdiction under which the sale and assignment of such Lease or the related Leased Vehicle to the Titling Company would be unlawful, void, or voidable.  Each Lease is fully assignable and no Dealer has entered into any agreement with any Lessee that prohibits, restricts or conditions the assignment of any portion of a Lease.

(t)                                    Chattel Paper.  Each Lease constitutes either “tangible chattel paper” or “electronic chattel paper” within the meaning of Section 9-102(a) of the UCC and there is only one original authenticated copy of each.

(u)                                 Maturity of Leases.  Each Lease has an original Scheduled Lease End Date of no greater than 60 months from its Lease Date.

(v)                                 Peace of Mind.  No Lease that is an Advance Payment Plan Lease has been identified by the Servicer as qualifying for the benefits of its “Peace of Mind” program for Lessees who were at least 62 years of age at Lease inception and who die during the term of the related Lease.

(w)                               No Bankruptcy Proceeding.  As of the Cutoff Date, the Servicer has not received actual notice that the Lessee on any Lease is a debtor in a bankruptcy proceeding.

(x)                                   No Allocation to Other Specified Interest.  No Lease or Leased Vehicle has been allocated to any Specified Interest other than a Collateral Specified Interest.

(y)                                 Valid Security Interest.  The Collateral Agent has a valid security interest in the Collateral Leases and the Collateral Leased Vehicles and all proceeds thereof.

(z)                                   Information about Leases; Selection Procedures.  The information on the schedule of Collateral Leases and Collateral Leased Vehicles attached as Exhibit A is true and correct in all material respects as of the Cutoff Date.  No selection procedures believed to be adverse to the 2011-B Exchange Noteholder have been utilized in selecting the Leases and Leased Vehicles included in the 2011-B Reference Pool from other leases and leased vehicles that meet the criteria specified in this Section 3.3.

(aa)                            Other Data.  The numerical data relating to the characteristics of the Leases and Leased Vehicles contained in Annex A of the Prospectus Supplement is true and correct in all material respects.

Section 3.4.                                   Liability of the Servicer; Indemnities.

(a)                                  The Servicer will indemnify, defend and hold harmless each Titling Company, the Holders of the Collateral Specified Interest Certificates, the Administrative Agent, the Collateral Agent, the Lender, the Indenture Trustee and the 2011-B Exchange Noteholder (each, with respect to this Section 3.4(a), an “Indemnified Person”) in accordance with Section 3.3 of the Servicing Agreement as well as from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of the Servicer’s willful misconduct, negligence or bad faith.

(b)                                 The Servicer will indemnify, defend and hold harmless the Issuer, the Collateral Agent, the Administrative Agent, the Owner Trustee and the Indenture Trustee, as applicable, and their respective officers, directors, employees and agents (each, with respect to this Section 3.4(b), an “Indemnified Person”) from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of, or incurred in connection with, the acceptance of or performance by the Servicer of the trusts and duties contained in this Servicing Supplement, except to the extent that such cost, expense, loss, damage, claim or liability:  (i) is due to the willful misconduct, negligence or bad faith of the Indemnified Person, (ii) in the case of the Owner Trustee, arises from the Owner Trustee’s breach of any of its representations or warranties set forth in the Trust Agreement or (iii) in the case of the Indenture Trustee, arises from the Indenture Trustee’s breach of any of its representations and warranties set forth in the Indenture.

(c)                                  In addition to the Indemnified Parties included in the Servicing Agreement, the Servicer will indemnify the Issuer, the Owner Trustee and the Indenture Trustee as “Indemnified Parties” pursuant to Sections 3.3(b), (c), and (d) of the Servicing Agreement.

Section 3.5.                                   Purchase Upon Breach.

(a)                                  Deposit of Administrative Reallocation Amount.

(i)                                     If a Responsible Person of the Servicer has actual knowledge, or receives notice from the 2011-B Exchange Noteholder or the Indenture Trustee, of a breach of (A) a representation or warranty set forth in Section 3.3 of this Servicing Supplement, (B) the covenant set forth in Section 3.8(b) of the Servicing Agreement, (C) the covenant set forth in Section 3.6 of this Servicing Supplement or (D) the covenant set forth in Section 6.7 of the Servicing Agreement, in each case, that materially and adversely affects any Lease and Leased Vehicle, the Servicer will deposit into the Exchange Note Collection Account an amount equal to the Administrative Reallocation Amount with respect to each such Lease and Leased Vehicle as of the last day of the second Collection Period following the Collection Period in which the Servicer obtained actual knowledge, or was notified, of such breach (or, at the Servicer’s option, the end of the first Collection Period following the Collection Period in which the Servicer obtained actual knowledge, or was notified, of such breach) unless, by such last day such breach has been cured in all material respects.

(ii)                                  The Servicer may deposit into the Exchange Note Collection Account an amount equal to the Administrative Reallocation Amount with respect to any Lease and Leased Vehicle if the Servicer determines, in its sole discretion, that, as a result of a computer systems error or computer systems limitation or for any other reason, the Servicer is unable to service such Lease and Leased Vehicle in accordance with the terms of the Servicing Agreement or this Servicing Supplement.  The Servicer will deposit into the Exchange Note Collection Account an amount equal to the Administrative Reallocation Amount with respect to any Lease (and with the related Leased Vehicle) that is an Advance Payment Plan Lease if the Servicer determines that such Lease qualifies for the benefit of its “Peace of Mind” program.

(iii)                               So long as Ford Credit remains the Servicer, the Servicer will deposit into the Exchange Note Collection Account an amount equal to the Administrative Reallocation Amount with respect to any Lease and Leased Vehicle if the Servicer is notified that the Leased Vehicle is no longer owned by a Titling Company.

(iv)                              The Servicer will deposit the Administrative Reallocation Amount with respect to any Lease and related Leased Vehicle that the Servicer is removing from the 2011-B Reference Pool in accordance with this Section 3.5(a) into the Exchange Note Collection Account on the Business Day preceding the Payment Date (or, with satisfaction of the Rating Agency Condition, on the Payment Date) related to the Collection Period during which such purchase occurs.

(b)                                 Reallocation Constitutes Sole Remedy for Breach.  Except as provided in Section 3.3, the sole remedy of the Collateral Agent, the 2011-B Exchange Noteholder, the Indenture Trustee, the holders of the Notes and any Purchaser Agent with respect to a breach of the representations and warranties contained in Section 3.3 is as set forth in Section 3.5(a).

(c)                                  Reallocation of Purchased Leases and Leased Vehicles.  Upon the deposit of the Administrative Reallocation Amount for any Lease and Leased Vehicle pursuant to Section 3.5(a), such Lease and Leased Vehicle will be reallocated to the Revolving Facility Pool at the direction of the Servicer and will no longer be included in the 2011-B Reference Pool.

Section 3.6.                                   Collection of Payments.  The Servicer may grant extensions, waivers, rebates, modifications or adjustments with respect to any Collateral Lease, except that if, after the Cutoff Date, the Servicer modifies the amount of the Base Payment due or the total number of original scheduled due dates (including in connection with a Term Extension), in each case with respect to any Lease, the Servicer will reallocate such Lease and the related Leased Vehicle to the Revolving Facility Pool in accordance with Section 3.5 except, in either case, to the extent that any such modification is required by law or court order.

Section 3.7.                                   Servicer May Own Exchange Note and Notes.  The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of the 2011-B Exchange Note and/or the Notes with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise provided in the Servicing Agreement, this Servicing Supplement, the Credit and Security Agreement and the Indenture.  Except as set forth in the Servicing Agreement, this Servicing Supplement or in the other 2011-B Basic Documents, Notes so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the Servicing Agreement and this Servicing Supplement.

Section 3.8.                                   Fees and Expenses.

(a)                                  Reference Pool Servicing Fee.

(i)                                     The “Reference Pool Servicing Fee” will, with respect to a Collection Period, be an amount equal to the sum of (A) the product of: (1) one-twelfth of 1.00%; times (2) the Pool Balance as of the last day of the preceding Collection Period (or the Cutoff Date for the first month) plus (B) the portion of the Reference Pool Servicing Fee for the immediately preceding Collection Period, if any, that was not paid on the related Payment Date.

(ii)                                  The Reference Pool Servicing Fee will be payable solely from, and the right of the Servicer to receive the Reference Pool Servicing Fee will be limited in recourse to, the Collections and other amounts applied to the payment of such fee pursuant to the Exchange Note Supplement.

(b)                                 Investment Earnings.  As provided in Section 4.2, the Servicer will be entitled to receive investment earnings on funds on deposit in the Bank Accounts as additional compensation for the performance of its duties under this Servicing Supplement, and losses, if any, and investment expenses resulting from the investment of funds on deposit in the Bank Accounts will be charged to the Servicer.

(c)                                  Additional Amounts.  As additional compensation for the performance of its duties under the Servicing Agreement and this Servicing Supplement and as reimbursement for expenses incurred in connection with such performance, the Servicer will be entitled to retain for its own account all Additional Amounts (or to withdraw and retain any Additional Amounts that nevertheless have been deposited into the Exchange Note Collection Account).  All Additional Amounts are the property of the Servicer.

Section 3.9.                                   Termination.  This Servicing Supplement will be terminated in the event that the Servicing Agreement is terminated in accordance therewith and may also be terminated at the option of the Servicer or the Holding Companies at any time following the payment in full of the 2011-B Exchange Note; provided, that the rights and obligations of the parties to this Servicing Supplement under Section 3.4 will survive any such termination.

ARTICLE IV
ACCOUNTS, COLLECTIONS AND APPLICATION OF FUNDS

Section 4.1.                                   Bank Accounts

(a)                                  Establishment of Bank Accounts.  On or before the Exchange Note Issuance Date, the Servicer will establish four segregated trust accounts, each in the name of the Indenture Trustee at a Qualified Institution or a Qualified Trust Institution, to be designated as:

(i)                                     “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 2011-B “ that will be designated as the “Exchange Note Collection Account;”

(ii)                                  “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 2011-B “ that will be designated as the “Collection Account;”

(iii)                               “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 2011-B “ that will be designated as the “Principal Payment Account;” and

(iv)                              “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 2011-B “ that will be designated as the “Reserve Account.”

The Exchange Note Collection Account, Collection Account, the Principal Payment Account, the Reserve Account, are referred to together as the”Bank Accounts.”

Initially, the Exchange Note Collection Account will be account number 879104, the Collection Account will be account number 879105, the Principal Payment Account will be account number 879106 and the Reserve Account will be account number 879107 and each such account will include any successor or replacement accounts thereto.

(b)                                 Control of the Bank Accounts.  Each of the Bank Accounts with respect to the 2011-B Reference Pool will be under the sole dominion and control of the Indenture Trustee, as secured party for the benefit of the 2011-B Secured Parties, so long as the Bank Accounts remain subject to the Lien of the Indenture; provided, that, (i) following the payment in full of the Notes and the release of the Bank Accounts from the Lien of the Indenture, the Exchange Note Collection Account will be under the sole dominion and control of the Collateral Agent and (ii) following the payment in full of the 2011-B Exchange Note, the Exchange Note Collection Account will be under the sole dominion and control of the Borrowers.  However, the Servicer may make deposits to or request the Indenture Trustee (or, after the Note Balance of the Notes has been reduced to zero, the Collateral Agent, and following the payment in full of the 2011-B Exchange Note, the Borrowers) to make deposits to or withdrawals from the Exchange Note Collection Account in accordance with the Exchange Note Supplement, the Credit and Security Agreement, the Servicing Agreement and this Servicing Supplement.  All monies deposited in the Exchange Note Collection Account pursuant to the Exchange Note Supplement, the Credit and Security Agreement, the Servicing Agreement or this Servicing Supplement will be held (i) until the Note Balance of the Notes has been reduced to zero and the Bank Accounts have been released from the

Lien under the Indenture, by the Indenture Trustee, (ii) until the payment in full of the 2011-B Exchange Note, by the Collateral Agent and (iii) following the payment in full of the 2011-B Exchange Note, by or on behalf of the Borrowers, and in each case will be applied only upon the terms and conditions of the 2011-B Basic Documents, as applicable.  The authority of the Servicer to make deposits to the Bank Accounts is revocable at any time (i) by the Indenture Trustee until the Note Balance of the Notes has been reduced to zero, (ii) then, by the Collateral Agent until the payment in full of the 2011-B Exchange Note, and (iii) thereafter by the Borrowers.

(c)                                  Reserve Initial Deposit.  On the 2011-B Closing Date, the Depositor will deposit, or cause to be deposited, the Reserve Initial Deposit into the Reserve Account from the net proceeds of the sale of the Class A Notes.

(d)                                 Agreement with Depository Institution.  The Bank Accounts will only be established at a Qualified Institution or Qualified Trust Institution that complies with the requirements set forth in Section 5.2(d) of the Servicing Agreement.

Section 4.2.                                   Remittance.

(a)                                  If Ford Credit’s short term unsecured debt is rated at least “A-1” by S&P and “F1” by Fitch (this rating requirement, the “Monthly Remittance Required Ratings”), Ford Credit may remit 2011-B Collections on the Business Day preceding each Payment Date, or with satisfaction of the Rating Agency Condition, on each Payment Date.

(b)                                 If Ford Credit’s short term unsecured debt is not rated at least equal to the Monthly Remittance Required Ratings or a Servicer Event of Default occurs, the Servicer will remit to the Exchange Note Collection Account:

(i)                                     on the Exchange Note Issuance Date, an amount equal to the sum of (A) the Cutoff Date Payahead Amount and (B) all Active Lease Proceeds, Terminating Lease Proceeds and Closed Lease Proceeds (in each case excluding Recoveries) that are Posted during the period from and including the Cutoff Date to and including the second Business Day preceding the 2011-B Closing Date;

(ii)                                  following the Exchange Note Issuance Date, an amount equal to all Active Lease Proceeds, Terminating Lease Proceeds and Closed Lease Proceeds (in each case excluding Recoveries) within 2 Business Days after the Posting Date for such amounts (including any such amounts Posted on the Business Day preceding the Exchange Note Issuance Date and on the Exchange Note Issuance Date); and

(iii)                               Administrative Reallocation Amounts, Active Lease Advances, Payment Extension Fees and Recoveries with respect to any Collection Period no later than the Business Day preceding the following Payment Date or, with satisfaction of the Rating Agency Condition, the following Payment Date.

(c)                                  Pending deposit into the Exchange Note Collection Account, the Servicer is not required to segregate 2011-B Collections or Payaheads from its own funds.

(d)                                 So long as Ford Credit remains the Servicer, Ford Credit, as Servicer, may make the remittances required by Section 4.2(a) net of:

(i)                                     Reference Pool Servicing Fees to be distributed pursuant to Section 3.8(a) to the Servicer with respect to such Collection Period; and

(ii)                                  Advance Reimbursement Amounts that the Servicer is permitted to retain pursuant to Section 4.3(b).

Section 4.3.                                   Advances.

(a)                                  Advances by the Servicer.  The Servicer will make an advance for each Active Lease other than an Advance Payment Plan Lease and each Collection Period if, for such Lease and such Collection Period, the scheduled Base Payment exceeds the sum of (A) Active Lease Proceeds (which may be positive or negative) plus (B) the Payahead Draw, by depositing the amount of such excess (equal to the Active Lease Advance) into the Exchange Note Collection Account on the Business Day preceding the Payment Date immediately following such Collection Period or, with satisfaction of the Rating Agency Condition, on such Payment Date.  However, the Servicer will be required to make Active Lease Advances only to the extent that the Servicer, in its sole discretion, determines that such advances will be recoverable from subsequent 2011-B Collections (whether relating to such Lease and Leased Vehicle or any other Lease or Leased Vehicle) in the manner described in Section 4.3(b).

(b)                                 Reimbursement for Outstanding Advances.  During each Collection Period, the Servicer will be reimbursed for any outstanding Advance Balance with respect to a Lease for the preceding Collection Period (or, with respect to the first Collection Period, as of the Cutoff Date) by retaining the following amounts in the following order of priority (the amount so due with respect to any Lease and any Collection Period, the “Advance Reimbursement Amount”):

(i)                                     first, if such Lease is an Active Lease during such Collection Period, an amount equal to the lesser of (A) the sum of (1) Active Lease Proceeds, plus (2) the Administrative Reallocation Amount (if any), minus (3) the scheduled Base Payment, in each case with respect to such Lease and such Collection Period and (B) such Advance Balance;

(ii)                                  second, if such Lease is a Terminating Lease or a Closed Lease during such Collection Period, an amount equal to the lesser of (A) the sum of (1) the Terminating Lease Proceeds, plus (2) the Closed Lease Proceeds, plus (3) the Administrative Reallocation Amount (if any), in each case with respect to such Lease and such Collection Period and (B) such Advance Balance; and

(iii)                               third, on and after the Collection Period that includes the Closed Date with respect to such Lease, an amount equal to the lesser of:

(A)                              the sum of all Active Lease Proceeds, Terminating Lease Proceeds, Closed Lease Proceeds and Administrative Reallocation Amounts (in each case not relating to such Lease) for such Collection Period; and

(B)                                the excess, if any, of (1) such Advance Balance over (2) the amount retained by the Servicer pursuant to Section 4.3(b)(ii) for the current Collection Period.

The Servicer may instruct the Indenture Trustee, for so long as the Notes are Outstanding, and thereafter, the Collateral Agent, to withdraw from the Exchange Note Collection Account and pay to the Servicer any amounts that the Servicer is entitled to retain pursuant to this Section 4.3(b) to the extent such amounts have been deposited in the Exchange Note Collection Account.  The Indenture Trustee or the Collateral Agent, as applicable, may, but is not required to, request from the Servicer reasonable documentation (which may be provided by reference to the Servicer’s books and records) in connection with any such withdrawal instruction.

Section 4.4.                                   Repayment of Advances.  If a successor Servicer is appointed pursuant to the Servicing Agreement, the predecessor Servicer will be entitled to receive reimbursement for the Advance Balances outstanding on the date of termination of such predecessor Servicer in the manner specified in Section 4.3(b).  Any Advance Reimbursement Amount for any Lease will be applied (a) first to the Advance Balances outstanding on the date of termination of such predecessor Servicer and (b) second, to the remaining portion, if any, of the Advance Balances.

Section 4.5.                                   Trust Distribution Account.  The Depositor may cause the Owner Trustee to establish and maintain a segregated trust account in the name “U.S. Bank Trust National Association as Owner Trustee,” that is designated as the “Trust Distribution Account” and will promptly notify the Owner Trustee and the Indenture Trustee after the establishment of the Trust Distribution Account.  The Trust Distribution Account will be under the sole dominion and control of the Owner Trustee, except that the Indenture Trustee may make deposits to the Trust Distribution Account in accordance with the 2011-B Basic Documents.  All deposits to and withdrawals from the Trust Distribution Account will be made in accordance with the Indenture and the Trust Agreement.

ARTICLE V
TERMINATION

Section 5.1.                                   Clean-Up Call.

(a)                                  On the last day of any Collection Period as of which the Note Balance is equal to or less than 5% of the initial aggregate Note Balance, the Servicer has the option to purchase the 2011-B Exchange Note in whole but not in part.  To exercise such option, the Servicer will (i) notify the Collateral Agent, the Borrowers, the Owner Trustee, the Administrative Agent, the Indenture Trustee and the Rating Agencies of such election not later than 10 days prior to the Exchange Note Purchase Date and (ii) irrevocably deposit, by 10:00 a.m. (New York City time) on the Exchange Note Purchase Date, in the Exchange Note Collection Account an amount equal to the Exchange Note Purchase Price, which amount will be applied on such Payment Date in accordance with Section 8.2 of the Indenture and will under all circumstances be sufficient to pay the Note Redemption Price on the Notes.

(b)                                 The Servicer will purchase the 2011-B Exchange Note following notice of purchase as required by Section 5.1(a) on the Exchange Note Purchase Date for the Exchange Note Purchase Price.

(c)                                  For so long as the Servicer and the Lender under the Credit and Security Agreement are the same entity, upon purchase of the 2011-B Exchange Note by the Servicer pursuant to Section 5.1(a), the Servicer may, by notice to the Borrowers, the Lender, the Collateral Agent and the Administrative Agent, request that the 2011-B Exchange Note be cancelled and the Leases and related Leased Vehicles be reallocated to the Revolving Facility Pool.

ARTICLE VI
REPORTS AND NOTICES

Section 6.1.                                   Monthly Investor Reports.  At least two Business Days before each Payment Date, the Servicer will deliver to the Owner Trustee, the Indenture Trustee, the Depositor and, if requested, the Rating Agencies, a servicing report substantially in the form of Exhibit B covering 2011-B Collections and the 2011-B Reference Pool for the Collection Period preceding such Payment Date and the payments due on such Payment Date with respect to the 2011-B Exchange Note and the Notes, (the “Monthly Investor Report”).  A Responsible Person of the Servicer will certify as to the accuracy of the information in the Monthly Investor Report.

Section 6.2.                                   Notices and Certificates Received by or Delivered by the Servicer Under the Servicing Agreement.  Any notice or certificate received by the Servicer or delivered by the Servicer under the Servicing Agreement will be forwarded by the Servicer to the Owner Trustee and the Indenture Trustee within 5 Business Days of delivery or receipt thereof by the Servicer.

Section 6.3.                                   Annual Statement as to Compliance.  To the extent required by Regulation AB, the Servicer will deliver to the Depositor, the Owner Trustee, the Indenture Trustee and each Rating Agency within 90 days after the end of each calendar year beginning with the year after the 2011-B Closing Date, an Officer’s Certificate, dated as of December 31 of the preceding calendar year, signed by a Responsible Person of the Servicer to the effect that (i) a review of the Servicer’s activities during the preceding calendar year (or, in the case of the first certificate, the portion of the preceding calendar year since the 2011-B Closing Date) and of its performance under this Agreement has been made under such Responsible Person’s supervision and (ii) to such Responsible Person’s knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations under this Agreement throughout such calendar year (or applicable portion of such calendar year), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Responsible Person and the nature and status of such failure.  If the Issuer is not required to file periodic reports under the Exchange Act or otherwise required by law to file an Officer’s Certificate of the Servicer as to compliance, the Servicer may deliver such Officer’s Certificate on or before April 30 of each calendar year.  A copy of the Officer’s Certificate referred to in this Section 3.4(b) may be obtained by any Noteholder or Person certifying it is a Note Owner by a request in writing to the Indenture Trustee at its Corporate Trust Office.

Section 6.4.                                   Compliance with Obligations under Sarbanes-Oxley Act.  If directed by the Indenture Administrator, the Servicer will prepare, execute and deliver all certificates or other documents required to be delivered by the Issuer pursuant to the Sarbanes-Oxley Act of 2002.

Section 6.5.                                   Report on Assessment of Compliance with Servicing Criteria and Attestation.  The Servicer will:

(i)                                     deliver to the Depositor, the Owner Trustee, the Indenture Trustee and each Rating Agency, a report, dated as of December 31 of the preceding calendar year, on its assessment of compliance with the minimum servicing criteria during the preceding calendar year, including disclosure of any identified material instance of non-compliance identified by the Servicer, as specified by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act; and

(ii)                                  cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with servicing criteria with respect to the prior calendar year.  Such attestation report will be addressed to the board of directors of the Servicer and the Servicer will deliver copies to the Issuer, the Owner Trustee, the Depositor and the Indenture Trustee.  Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  The firm may render other services to the Servicer, the Depositor or Ford Credit, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.

The reports referred to in this Section 6.5 will be delivered within 90 days after the end of each calendar year unless the Issuer is not required to file periodic reports under the Exchange Act or any other law, in which case the reports may be delivered on or before April 30 of each calendar year, beginning in the year after the 2011-B Closing Date.  A copy of the reports referred to in this Section 6.5 may be obtained by any Noteholder or Person certifying it is a Note Owner by a request in writing to the Indenture Trustee at its Corporate Trust Office.

ARTICLE VII
MISCELLANEOUS

Section 7.1.                                   Amendments.

(a)                                  This Servicing Supplement may be amended in accordance with Section 10.1 of the Servicing Agreement; provided, however, that the Indenture Trustee will provide or withhold consent with respect to any proposed amendment to this Servicing Supplement or the Servicing Agreement that materially affects the rights or obligations of the Servicer with respect to the Collateral Specified Interests and the 2011-B Reference Pool, only as directed by the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class.

(b)                                 Promptly upon the execution of any such amendment, (i) the Servicer will send a copy of such amendment to the Indenture Trustee and each of the Rating Agencies and (ii) the Indenture Trustee will notify each holder of a Note of the substance of such amendment.

Section 7.2.                                   Third-Party Beneficiaries of the Servicing Agreement and this Servicing Supplement.  The Servicing Agreement and this Servicing Supplement will inure to the benefit of and be binding upon the parties to this Servicing Supplement and their assigns (including the Holders of the Collateral Specified Interest Certificates as assignees of the Holding Companies) as well as any 2011-B Exchange Noteholder, the Owner Trustee and the Indenture Trustee.

Section 7.3.                                   No Petition.  Each party to this Servicing Supplement covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of the Notes, all Exchange Notes, and all distributions to all Holders of Certificates and all holders of any other Securities (as defined in the related Titling Company Agreement) the payments on which are derived in any material part from amounts received with respect to any Titling Company Assets (as defined in the applicable Titling Company Agreements), it will not institute against, or join any Person in instituting against, the Issuer, the Depositor, any Holding Company, any Titling Company, or the Holders of the Collateral Specified Interest Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the 2011-B Exchange Note, the Notes, this Servicing Supplement or any of the other 2011-B Basic Documents and agrees it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer, the Depositor, any Holding Company, any Titling Company or the Holders of the Collateral Specified Interest Certificates during the same period.

Section 7.4.                                   GOVERNING LAW.  THIS SERVICING SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATION LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 7.5.                                   SUBMISSION TO JURISDICTION.  Each party to this Servicing Supplement submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Servicing Supplement or the transactions contemplated by this Servicing Supplement or by the other 2011-B Basic Documents.  Each party to this Servicing Supplement irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 7.6.                                   WAIVER OF JURY TRIAL.  EACH PARTY TO THIS SERVICING SUPPLEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICING SUPPLEMENT, THE INDENTURE OR ANY OTHER 2011-B BASIC DOCUMENT OR THE

TRANSACTIONS CONTEMPLATED BY THIS SERVICING SUPPLEMENT, THE INDENTURE OR ANY SUCH OTHER 2011-B BASIC DOCUMENT.

Section 7.7.                                   Severability.  If any one or more of the covenants, agreements, provisions or terms of this Servicing Supplement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Supplement and will in no way affect the validity, legality or enforceability of the other provisions of this Servicing Supplement.

Section 7.8.                                   Counterparts.  This Servicing Supplement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.

Section 7.9.                                   Headings.  The various headings in this Servicing Supplement are included for convenience only and will not affect the meaning or interpretation of any provision of this Servicing Supplement.

Section 7.10.                             Conflict with Servicing Agreement.  In the event of any conflict between this Servicing Supplement (or any portion thereof) and the Servicing Agreement, the terms of this Servicing Supplement will prevail.

Section 7.11.                             List of Responsible Persons.  The Servicer may from time to time designate the individuals who are authorized to act as a “Responsible Person” with respect to the Servicer pursuant to an Officer’s Certificate distributed to the Owner Trustee, the Indenture Trustee, the Titling Companies, the Titling Company Administrator, the Holding Companies and the Depositor.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD MOTOR CREDIT COMPANY LLC,
as Servicer with respect to the Collateral Specified Interests and the 2011-B Reference Pool and as Lender

By:
Name:
Title:

CAB EAST HOLDINGS, LLC,
acting with respect to its Series of limited liability company interests designated as the “Collateral Series,” as Holder of a Collateral Specified Interest Certificate

By:
Name:
Title:

CAB WEST HOLDINGS CORPORATION,
acting with respect to its Series of limited liability company interests designated as the “Collateral Series,” as Holder of a Collateral Specified Interest Certificate

By:
Name:
Title:

[Signature Page to the Servicing Supplement]

FCALM HOLDINGS CORPORATION,
acting with respect to its Series of limited liability company interests designated as the “Collateral Series,” as Holder of a Collateral Specified Interest Certificate

By:
Name:
Title:

HTD LEASING LLC,
as Collateral Agent

By:
Name:
Title:

AGREED AND ACCEPTED BY:

U.S. BANK NATIONAL ASSOCIATION,
as Titling Company Registrar with Respect to each of the Titling Companies, on behalf of the Titling Companies

By:
Name:
Title:

[Signature Page to the Servicing Supplement]

AGREED AND ACCEPTED FOR
PURPOSES OF SECTION 7.1(a) BY:

FORD CREDIT AUTO LEASE TRUST 2011-B

By:	U.S. Bank Trust National Association,
not in its individual capacity but solely as Owner Trustee of Ford Credit Auto Lease Trust 2011-B

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

[Signature Page to the Servicing Supplement]

Exhibit A

Schedule of Collateral Leases and Collateral Leased Vehicles in 2011-B Reference Pool

(On File with Collateral Agent)

EA-1

Exhibit B

Form Of Monthly Investor Report

EB-1